EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the 2ndday of March, 2026, by and among GLOBAL ASSET MANAGEMENT GROUP, INC., a Wyoming corporation ("GAMG"), and AMT MANAGEMENT LLC, a Limited Liability Company organized pursuant to the Laws of the District of Columbia ("AMT"), and MICHAEL TAYLOR, the Sole Member and Manager of AMT.

In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties hereto agree as follows:

ARTICLE ONE

ACQUISITION AND EXCHANGE OF SHARES

Section 1.1. Acquisition of the AMT Membership Interests. Subject to the terms and conditions hereof, on the Closing Dale (as hereinafter defined), MICHAEL TAYLOR, agrees to assign, transfer, deliver and convey unto GAMG, and GAMG agrees to acquire from MICHAEL TAYLOR ONE MEMBERSHIP INTEREST IN AMT, representing 100% of the issued and outstanding Membership Interests of AMT.

Section 1.2. Exchange of Shares: Nomination and Endorsement Agreement

(a) In exchange for the transfer of the AMT Membership Interest, on the Closing Date, GAMG agrees to issue to MICHAEL TAYLOR, subject to the terms and conditions hereof, TWO HUNDRED THOUSAND (200,000) shares of GAMG Common Stock. When exchanged, the shares issued to the Selling Shareholder shall be duly authorized and validly issued, fully paid and non-assessable, and not issued in violation of any preemptive rights.

(b) The shares of GAMG Common Stock issued to MICHAEL TAYLOR in connection herewith (the "Common Shares") shall, once issued, have the same dividend rights, conversion rights, voting powers, preferences, priorities and other special rights and powers as all other issued and outstanding shares of GAMG Common Stock.

Section 1.3. Exchange Procedures: Surrender of Certificates.

On the Closing Date, MICHAEL TAYLOR shall surrender to GAMG, or its duly authorized designee, possession of all certificates representing the AMT Membership Interest, endorsed in blank or accompanied by duly executed stock powers effectively transferring the AMT Membership Interest to GAMG. Thereupon, GAMG shall issue, in the name of MICHAEL TAYLOR, certificates representing the Common Shares of GAMG.

Section 1.4. The Closing. The closing of the transactions contemplated hereunder (the "Closing") shall take place at GAMG’s principal executive office on or before March 4, 2026, or at such other date, time or place upon which the parties may mutually agree (the "Closing Date").

Section 1.5. Actions At Closing.

At the Closing, the following deliveries shall be made, each to be deemed concurrent with all others:

(a) MICHAEL TAYLOR shall deliver the following documents to GAMG:

(1) A certificate signed by an authorized officer of AMT stating that each of the representations and warranties contained in Article Two is true and correct in all material respects at the time of Closing with the same force and effect as if such representations and warranties had been made at Closing;

(2) A copy of the resolutions duly adopted by the Sole Member of AMT authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified, as of the Closing Date; and

(3) Certificates representing the Membership Interest in AMT registered in the name of GAMG.

(b) GAMG shall deliver the following documents to MICHAEL TAYLOR:

(1) A certificate signed by an authorized officer of GAMG stating that each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of Closing with the same force and effect as if such representations and warranties had been made at Closing;

(2) A copy of the resolutions duly adopted by the Board of Directors of GAMG authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified, as of the Closing Date, by the Secretary of GAMG;

(3) The certificates representing the GAMG Shares, issued in the name of MICHAEL TAYLOR.

ARTICLE TWO

REPRESENTATIONS AND WARRANTIES OF AMT AND MICHAEL TAYLOR

Section 2.1. Company Organization and Membership Interest.

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(a) AMT is a Limited Liability Company duly organized, validly existing and in good standing under the law of the District of Columbia with full power and authority to carry on its business as now being conducted.

(b) There is ONE Membership Interest issued and outstanding, and registered in the name of MICHAEL TAYLOR.

(c) The Membership Interest being issued to GAMG hereunder, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable.

Section 2.2. Authorization. On the Closing Date, (i) there will be no provision in AMT’s Articles of Organization or in its By-Laws, as amended, which prohibits or limits AMT’s ability to consummate the transactions contemplated hereby, (ii) AMT shall have the right, power and authority to enter into this Agreement and to consummate all of the transactions and fulfill all of the obligations contemplated hereby and (iii) the execution and delivery of this Agreement and the due consummation by AMT of the transactions contemplated hereby will have been duly authorized by all necessary Company Action by the Sole Member. This Agreement constitutes a legal, valid and binding agreement of AMT enforceable against in accordance with its terms.

Section 2.3. No Conflict or Violation. Subject to the fulfillment of all of the conditions set forth in Article Five hereof, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby in accordance herewith, nor compliance by AMT with any of the provisions hereof will result in, as of the Closing Date: (i) a violation of or a conflict with any provision of AMT’s Articles of Organization or By-Laws, (ii) a breach of or default under any term, condition or provision of any obligation, agreement or undertaking, whether oral or written to which AMT is a party, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, (iii) a violation of any applicable law, rule, regulation, order, decree or other requirement having the force of law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time, or both, would result in any such violation, or (iv) any person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from AMT or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

Section 2.4. Litigation and Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of AMT or MICHAEL TAYLOR, threatened which challenges the validity of this Agreement or the transactions contemplated hereby, or otherwise seeks to prevent, directly or indirectly the consummation of such transactions.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES OF GAMG

Section 3.1. Corporate Organization. GAMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming with full power and authority to carry on its business as it is now being conducted.

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Section 3.2. Authorization. GAMG has full right, power and authority to enter into this Agreement and to consummate or cause to be consummated all of the transactions and to fulfill all of the obligations contemplated hereby The execution and delivery of this Agreement and the due consummation by GAMG of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Board of Directors of GAMG. This Agreement constitutes a legal, valid and binding agreement of GAMG enforceable against GAMG in accordance with its terms.

Section 3.3. No Conflict or Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by GAMG with any of the provisions hereof will result in: (i) a violation of or a conflict with any provision of the Articles of Incorporation or By-Laws of GAMG (ii) a breach of or default under any term, condition or provision of any obligation, agreement or undertaking, whether oral or written to which GAMG is a party, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, (iii) a violation of any applicable law, rule, regulation, order, decree or other requirement having the force of law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time, or both, would result in any such violation, or (iv) any person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from GAMG or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

Section 3.4. Litigation and Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of GAMG, threatened which challenges the validity of this Agreement or the transactions contemplated hereby, or otherwise seeks to prevent, directly or indirectly, the consummation of such transactions.

Section 3.5. The GAMG Shares, when issued, will be free and clear of any claims, lien, charges, encumbrances or other restrictions or commitments of any nature whatsoever.

ARTICLE FOUR

AGREEMENTS OF PARTIES

Section 4.1. Agreements of GAMG.

(a) GAMG shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, warranties or agreements contained or referred to herein, give prompt written notice thereof to MICHAEL TAYLOR and use reasonable efforts to prevent or promptly remedy the same.

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(b) GAMG shall use reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the exchange contemplated hereby in accordance with the terms and conditions hereof.

(c) GAMG agrees that MICHAEL TAYLOR shall retain full use of the name “AMT” and GAMG shall have no right to limit MICHAEL TAYLOR using the name “AMT” for any other businesses.

(d) GAMG agrees that if AMT is ever sold, that MICHAEL TAYLOR shall receive twenty percent (20%) of any net proceeds, after paying off any debts, taxes, fees, or other closing costs.

Section 4.2. Agreements of AMT and MICHAEL TAYLOR.

(a) AMT and MICHAEL TAYLOR shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, warranties or agreements contained or referred to herein, give prompt written notice thereof to GAMG and use reasonable efforts to prevent or promptly remedy the same.

(b) AMT and MICHAEL TAYLOR shall use reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the exchange contemplated hereby in accordance with the terms and conditions hereof.

ARTICLE FIVE

CONDITIONS PRECEDENT TO THE EXCHANGE

Section 5.1. Conditions to the Obligations of GAMG. GAMG's obligations to effect the exchange shall be subject to the satisfaction (or waiver by AMT) of the following conditions prior to or on the Closing Date:

(a) The representations and warranties made by GAMG in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

(b) AMT shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

(c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the exchange contemplated herein shall be in effect, nor shall any proceeding by any authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the exchange which makes the consummation of the exchange illegal; and

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(d) All necessary approvals, consents and authorizations required by law for consummation of the exchange including, without limitation, the approval by the Sole Member of AMT shall have been obtained.

(e) GAMG shall have received all executed documents required to be received from AMT on or prior to the Closing Date; all in form and substance reasonably satisfactory to GAMG.

Section 5.2. Conditions to the Obligations of AMT. AMT’s obligations to effect the exchange shall be subject to the satisfaction (or waiver by GAMG) of the following conditions prior to or on the Closing Date:

(a) The representatives and warranties made by GAMG in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

(b) GAMG shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

(c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the exchange contemplated herein shall be in effect, nor shall any proceeding by any authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the exchange which makes the consummation of the exchange illegal; and

(d) All necessary approvals, consents and authorizations required by law for consummation of the exchange including, without limitation, approval by the Board of Directors and Shareholders of GAMG or before the Closing Date shall have been obtained.

(e) AMT shall have received all executed documents required to be received from GAMG on or prior to the Closing Date; all in form and substance reasonably satisfactory to AMT.

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ARTICLE SIX

TERMINATION OR ABANDONMENT

Section 6.1. Mutual Agreement. This Agreement may be terminated by the mutual written consent of the parties at any time prior to the Closing Date, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previously obtained.

Section 6.2. Breach of Agreements. In the event there is a material breach in any of the representations and warranties or agreements of AMT or GAMG, which breach is not cured within thirty (30) days after notice to cure such breach is given by the non-breaching party, then the non- breaching party, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previous obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

Section 6.3. Failure of Conditions. In the event any of the conditions to the obligations of either party are not satisfied or waived as specified in Article Five hereof, and if any applicable cure period provided in Section 6.2 hereof has lapsed, then the party for whose benefit such conditions were imposed may, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

ARTICLE SEVEN

MISCELLANEOUS PROVISIONS

Section 7.1. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

(a) if to GAMG:

Global Asset Management Group, Inc.

51 Monroe Street, Suite 1505

Rockville, MD

Attention: Mr. Richard Balles

with electronic copies to:

Rich@gamg.us

John@gamg.us

Erik@gamg.us

and

(b) if to MICHAEL TAYLOR

Michael Taylor

3540 Crain Hwy., Suite 677

Bowie, MD 20716

with electronic copies to:

or to such other address as any party may from time to time designate by notice to the others.

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Section 7.2. Liabilities. In the event that this Agreement is terminated pursuant to the provisions of Section 6.2 or Section 6.3 hereof on account of a breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein or any failure of conditions precedent to the exchange herein contained, then the non-breaching party or the party for whose benefit such conditions were imposed shall be entitled to recover appropriate damages from the breaching party; provided, however, that notwithstanding the foregoing. in the event this Agreement is terminated by reason of a failure of a condition precedent set forth in Sections 5.1(c) or (d), or Sections 5.2(c) or (d), no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise.

Section 7.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof.

Section 7.5. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 7.6. Waiver. Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

Section 7.7. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular

Section 7.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

Section 7.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns, including any successor by merger, reorganization or acquisition of substantially all the assets of a party hereto. There shall be no third party beneficiaries hereof.

Section 7.10. Governing Law; Assignment. This Agreement shall be governed by the law of the State of Wyoming. This Agreement may not be assigned by either of the parties hereto.

Section 7.11. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof, or affecting the validity enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

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IN WITNESS WHEREOF, the undersigned have set their hand on the date first above written.

GLOBAL ASSET MANAGEMENT GROUP, INC.

By:	/s/ JOHN MURRAY
JOHN MURRAY, President

AMT MANAGEMENT LLC

By:	/s/ MICHAEL TAYLOR
MICHAEL TAYLOR, individually, and as sole member and Manager of AMT Management, LLC

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